UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 3, 2014

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2014, Warren Resources, Inc. (“Warren”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Citrus Energy Corporation (“Citrus”), Citrus Energy Appalachia, LLC (“CEA”), a wholly owned subsidiary of Citrus, TLK Energy, LLC (“TLK”), and Troy Energy Investments, LLC (“TEI” and together with Citrus, CEA and TLK, “Seller”). The total consideration is $352.5 million, consisting of $312.5 million of cash (the “Cash Consideration”) and $40 million of Warren common stock valued at $6.00 per share, subject to certain post-closing adjustments (the “Acquisition”).  Under the terms of the Purchase Agreement, Warren will acquire substantially all of the Seller’s assets in the Marcellus shale in Wyoming County, Pennsylvania (the “Assets”). The Purchase Agreement provides for a July 1, 2014 effective date. Warren has agreed to make a deposit of $12 million (the “Deposit”) with an escrow agent, which will be credited toward the purchase price due at closing.  Citrus will have additional earn out rights for additional proved reserves and realized price differentials capped at an additional $8.5 million.  Citrus is retaining a 25% working interest in the Upper Marcellus formation with a $3.5 million carry from Warren for wells drilled in this formation.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities by Warren and Seller. Among other things, during the period between the execution of the Purchase Agreement and the closing of the Acquisition, Seller has agreed, subject to certain customary exceptions: (i) to allow Warren and its authorized representatives access to the Assets and records pertaining to the Assets; (ii) to conduct its operations, including the operation and maintenance of the Assets, in the ordinary course of business; and (iii) to restrict certain activities. Each party’s obligation to consummate the Acquisition is conditioned upon, among other things, (i) the accuracy of the parties’ representations and warranties as of the closing, (ii) the parties’ performance, in all material respects, of all obligations, agreements and covenants, (iii) the absence of any legal order prohibiting the consummation of the Acquisition, and (iv) the consent of certain third parties to transfer of certain of the Assets. The Acquisition is expected to close in early August 2014.

The Purchase Agreement contains certain termination rights for Warren and Seller, including, without limitation, (i) if any of the conditions to closing are not satisfied or capable of being satisfied by the closing through no fault of the terminating party, (ii) if closing does not occur on or before August 30, 2014, through no fault of the terminating party, or (iii) if adjustments to the purchase price resulting from title and environmental defects exceed 15% of the Cash Consideration.

There can be no assurance that the conditions to closing the Acquisition will be satisfied. If Seller terminates the Purchase Agreement because Warren wrongfully fails to tender performance at closing or Warren otherwise breaches the Purchase Agreement prior to closing and all of the conditions to Warren’s obligations to close have been satisfied or waived, Seller has the right to retain an amount equal to the Deposit. If Warren terminates the Purchase Agreement because Seller wilfully or intentionally breaches the Purchase Agreement prior to closing and all of the conditions to Warren’s obligations to close have been satisfied or waived, then Warren will have all of the remedies available at law or in equity, including the right to (i) terminate the Purchase Agreement and seek damages from Seller or (ii) seek specific performance or injunctive relief.

The foregoing description of the Purchase Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Purchase Agreement, a copy of which Warren plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2014.

The Bank of Montreal has committed to provide debt financing for the Acquisition, consisting of a revolving credit facility with an initial borrowing base of $225 million and a $250 million senior unsecured bridge facility, each on the terms and subject to the conditions set forth in a commitment letter dated as of July 6, 2014 (the “Debt Commitment Letter”). The obligation of the Bank of Montreal to provide debt financing under the Debt Commitment Letter is subject to a number of customary conditions, including, without limitation, execution and delivery by the borrower and the guarantors of definitive documentation consistent with the Debt Commitment Letter.   Warren may choose to enter into permanent financing in lieu of the bridge facility to complete the Acquisition.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Acquisition, on July 3, 2014, the Warren Board of Directors agreed to elect Lance Peterson, CEO and President of Citrus, a director upon consummation of the Acquisition. Mr. Peterson will fill one of the current vacancies on the Warren Board of Directors and will stand for re-election at the 2015 annual meeting of stockholders.  Mr. Peterson owns 50% of the issued and outstanding equity of Citrus.

Mr. Peterson co-founded Citrus in 1989. Mr. Peterson has served as CEO and President of Citrus since its formation. Mr. Peterson has a B.S. in Geological Engineering from the University of North Dakota.  Prior to co-founding Citrus Energy Corporation, Mr. Peterson worked as a Reservoir Engineer at Hamilton Brothers Oil Company.

The description of the Acquisition in Item 1.01 is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure

On July 7, 2014, Warren announced that it had entered into a definitive agreement with Citrus relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In addition, Warren posted an investor presentation relating to the Acquisition on its website. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
99.1	Press release dated July 7, 2014 announcing execution of Citrus Purchase Agreement

99.2	Investor Presentation Slides Dated July 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2014

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 7, 2014 announcing execution of Citrus Purchase Agreement

99.2	Investor Presentation Slides Dated July 7, 2014